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                                                                   EXHIBIT 10.16

                   RESTATED PARACELSUS HEALTHCARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                   RESTATED PARACELSUS HEALTHCARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           EFFECTIVE JANUARY 1, 1996
                                    PURPOSE

    The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of PARACELSUS HEALTHCARE CORPORATION, a California corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    RECITALS

    A. The Company established a Supplemental Executive Retirement Plan, effective on January 1, 1986 (the "Original Plan").

    B. The Company desires to terminate the Original Plan and to replace it in its entirety by this Plan in order to clarify benefits and expand payment options.

                                   AGREEMENT

    NOW, THEREFORE the Original Plan is hereby terminated and replaced by the following:

                                   ARTICLE 1
                                  DEFINITIONS

    For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Actuarial Equivalent" shall mean an actuarial equivalent value of an amount payable in a different form and/or at a different date computed in accordance with actuarial principles, and based on the following actuarial assumptions:

                  Mortality:       85% of the 1983 GAM Mortality Table

                  Interest Rate:    Seven percent (7%)

      As the Committee deems necessary, in its sole discretion, the above actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumption; provided, however, that the mortality table shall assume no shorter life expectancies than the one provided above and provided further that the interest rate assumption shall not exceed seven percent (7%). In addition, the interest rate used by the Pension Benefit Guaranty Corporation to value immediate and deferred annuities shall be used at the time of a calculation under this Plan if its use will generate a greater benefit for or payment to a Participant, or create a greater contribution obligation to the Trust, than the interest rate set forth herein.

1.2   "Applicable Compensation Percentage" shall mean:

      (a) In the case of Retirement or Termination of Employment: (i) with respect to Officer Participants, 3.67% multiplied by such Participant's Years of Service; and (ii) with respect to Nonofficer Participants, 2.33% times such Participant's Years of Service. If a Participant's Years of Service exceed 15, for purposes of the calculation in the previous sentence, such Participant's Years of Service shall be deemed to be 15.

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      (b)  In the case of death: (i) if  the Participation dies before he or she would, but for not ceasing employment, be considered to have satisfied the Early Retirement definition, zero; and (ii) if the Participant dies on or after he or she would, but for not ceasing employment, be considered to have satisfied the Early Retirement definition, forty-five percent (45%) of the number calculated in (a)(i) or (a)(ii), as the case may be.

      (c) In the case of Disability, the Applicable Compensation Percentage shall be calculated in the same manner as set forth in (a) above with respect to Retirement, except that the period from the Disability Date to what would otherwise have been such Participant's Normal Retirement Date shall be considered "Years of Service" for purposes of the calculation, whether or not such time period has expired at the time of the calculation (the maximum of 15 shall continue to apply).

1.3   "Applicable Social Security Percentage" shall mean:

      (a) In the case of Retirement or Termination of Employment: 6.67% multiplied by such Participant's Years of Service, not to exceed 100%. If a Participant's Years of Service exceed 15, for purposes of the calculation in the previous sentence, such Participant's Years of Service shall be deemed to be 15.

      (b) In the case of death: (i) if the Participant dies before he or she would, but for not ceasing employment, be considered to have satisfied the Early Retirement definition, zero; and (ii) if the Participant dies on or after he or she would, but for not ceasing employment, be considered to have satisfied the Early Retirement definition, forty-five percent (45%) of the number calculated in (a).

      (c) In the case of Disability, the Applicable Social Security Percentage shall be calculated in the same manner as set forth in (a) above with respect to Retirement except that the period from the Disability Date to what would otherwise have been such Participant's Normal Retirement Date shall be considered "Years of Service" for purposes of the calculation, whether or not such time period has expired at the time of the calculation (the maximum of 15 shall continue to apply).

1.4     "Beneficiary" shall mean  the individual designated,  in accordance with
     Article 9, that is entitled to receive benefits under this Plan upon the death of a Participant.

1.5 "Beneficiary, Annuity Benefit and Payment Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate a Beneficiary, in accordance with Article 9, his or her choice of annuity benefit, in accordance with Section 1.42, and his or her initial payment elections, in accordance with Section 4.3.

1.6   "Board" shall mean the board of directors of the Company.

1.7 "Change in Control" shall mean ninety (90) days prior to the first to occur of any of the following events:

      (a) Any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

      (b) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;

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      (c) The shareholders of the Company  approve any plan or proposal for  the liquidation or dissolution of the Company;

      (d) The shareholders of the Company approve the sale or transfer of substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code Section
        1563) in which the Company is a member;

      (e) The Company offers any equity security pursuant to a registration statement filed with and declared effective by the Securities Exchange Commission under the Securities Act of 1933, as amended, other than in connection with an employee benefit plan; or

      (f) The shareholders of the Company approve any consolidation or merger of the Company with, or the Company is acquired in a tax-free reorganization defined in Code Section 368 by, a corporation that has previously offered an equity security pursuant to a registration statement filed with and declared effective by the Securities Exchange Commission under the Securities Act of 1933, as amended, other than in connection with an employee benefit plan, and such equity security remains outstanding after the merger or consolidation.

1.8   "Claimant" shall have the meaning set forth in Section 8.1.

1.9 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.10  "Committee" shall mean the committee described in Article 7.

1.11 "Company" shall mean PARACELSUS HEALTHCARE CORPORATION, a California corporation.

1.12 "Compensation" shall mean the annual basic cash salary relating to services performed during any calendar year and reportable on Federal Income Tax Form W-2, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year. Compensation shall in no event include (whether or not included in the gross income or Federal Income Tax Form W-2 income of the Participant) cash bonuses or other cash incentive payments, overtime relocation expenses, non-monetary awards, fringe benefits (cash or noncash), retainers, directors fees and other fees, severance allowances, pay in lieu of vacations, insurance premiums paid by an Employer, insurance benefits paid to the Participant or his or her beneficiary, equity-based compensation arrangements such as stock option plans or phantom stock plans, Employer contributions to qualified or nonqualified plans, automobile allowances, or expense allowances paid to or for a Participant by any Employer. Compensation shall, however, be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Participant. The determination of Compensation in accordance with this definition shall be in the sole discretion of the Committee.

1.13 "Complete Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment, commences on the first day of the month of an employee's date of hiring (whether or not it is before or after the adoption of this Plan) and that, for any subsequent year, commences on the anniversary of such date.

1.14 "Disability" shall mean a Participant ceasing to be an employee of all Employers as a result of a permanent disability, as defined in the Participant's Employer's long-term disability plan, or, if a Participant does not participate in the Employer's plan, a permanent disability under such a plan had the Participant been a participant in such a plan. The interpretation of the definition

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     of "permanent disability"  under a  plan shall  be determined  in the  sole discretion of the Committee. If the Participant's Employer does not sponsor a long-term disability plan or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.15 "Disability Date" shall mean the first day of the month following the date of the Disability.

1.16 "Early Retirement" shall mean: (i) with respect Officer Participants, the ceasing to be an employee of all Employers, other than a Termination For Cause, on or after his or her attainment of both age fifty-five (55) and fifteen (15) or more Years of Service, for any reason other than a leave of absence, Normal Retirement, death or Disability; (ii) with respect to Nonofficer Participants, the ceasing to be an employee of all Employers, other than a Termination For Cause, on or after his or her attainment of both age sixty (60) and fifteen (15) or more Years of Service, for any reason other than a leave of absence, Normal Retirement, death or Disability.

1.17 "Early Retirement Date" shall mean the first day of the month following the date of Early Retirement.

1.18 "Employer(s)" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.19 "Enrolled Actuary" shall mean a person enrolled by the Joint Board for the Enrollment of Actuaries established under subtitle C of Title II of ERISA who has been engaged by the Company to make and render all necessary actuarial determinations, statements, opinions, assumptions, reports and valuations under this Agreement. After a Change in Control, the Company and/or Employer shall not change the Enrolled Actuary without the consent of at least a majority of the Participants.

1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

1.21 "Final Average Compensation" shall mean: (i) with respect to Officer Participants, the average of such Participant's Compensation for his or her last three calendar years of employment (which shall include as one of those calendar years the annualized compensation for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan oc-curred, if the result would be to increase the average); and (ii) with respect to Nonofficer Participants, the average of such Participant's Compensation for his or her last five calendar years of employment (which shall include as one of those calendar years the annualized compensation for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan occurred, if the result would be to increase the average).

1.22 "Installment Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, calculated under the Lump Sum Payment Method but payable in equal calendar quarter installments of principal over 5, 10 or 15 years, as properly elected by the Participant pursuant to the Committee's rules and procedures as may be in effect from time to time, with interest at the Moody's Rate, compounded annually. The "Moody's Rate" for a Plan Year shall be an interest rate, stated as an annual rate, that is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages -- Av. Corp" (or any successor to this published rate), for the most recently published rate prior to the commencement of the Plan Year for which the rate is to be used. Payment shall commence on the Retirement Date, Disability Date, or thirty (30) days after the date of death, as the case may be.

1.23 "Joint and Survivor Annuity Benefit" shall mean a benefit that is calculated in the form of an annuity, payable on a calendar quarter basis on the first day of the calendar quarter, equal to ninety percent (90%) of each calendar quarter payment that would be payable to the Participant if he or she were to receive the Life Annuity Benefit, for the life of the Participant, and

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     forty-five  percent (45%)  of each calendar  quarter payment  that would be payable to the Participant if he or she were to receive the Life Annuity Benefit, for the life of such Participant's spouse. If the Participant's spouse is more than fifteen (15) years younger than the Participant, he or she shall be deemed, solely for purposes of this calculation, to have a spouse with an age that is identical to the Participant's age.

1.24 "Joint and 50% Survivor Annuity Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable on a calendar quarter basis on the first day of the calendar quarter, in the form of an annuity for the life of the Participant with a 50% survivor annuity for the life of the Participant's Beneficiary. Payments shall commence on the first day of the calendar quarter immediately following the Retirement Date or Disability Date, as the case may be.

1.25 "Joint and 100% Survivor Annuity Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable on a calendar quarter basis on the first day of the calendar quarter, in the form of an annuity for the life of the Participant with a 100% survivor annuity for the life of the Participant's Beneficiary. Payments shall commence on the first day of the calendar quarter immediately following the Retirement Date or Disability Date, as the case may be.

1.26 "Life Annuity Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable on a calendar quarter basis on the first day of the calendar quarter, in the form of an annuity for the life of the Participant. Payments shall commence on the first day of the calendar quarter immediately following the Retirement Date or Disability Date, as the case may be.

1.27 "Life Annuity Benefit" shall mean a benefit that is calculated in the form of an annuity, payable on a calendar quarter basis on the first day of the calendar quarter and commencing on the first day of the calendar quarter immediately following the date that gives rise to the benefit, for the life of Participant, calculated using the actuarial assumptions set forth in the definition of "Actuarial Equivalent."

1.28 "Lump Sum Payment Method" shall mean the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable in a lump sum on the Retirement Date, Disability Date or thirty (30) days after the date of death, as the case may be.

1.29 "Nonofficer" shall mean an employee of an Employer who is a hospital administrator, corporate controller or corporate director of an Employer.

1.30 "Nonofficer Participant" shall mean a Participant who is an Nonofficer and is designated as a "Nonofficer Participant" for purposes of this Plan in such Participant's Plan Agreement.

1.31 "Normal Retirement" shall mean a Participant ceasing to be an employee of all Employers, other than a Termination For Cause, on or after the attainment of age sixty-five (65) for any reason other than a leave of absence, death or Disability.

1.32 "Normal Retirement Date" shall mean the first day of the month following the date of Normal Retirement.

1.33 "Officer" shall mean an employee of an Employer who is designated as an officer of the Employer by the board of directors of the Employer.

1.34 "Officer Participant" shall mean a Participant who is an Officer and is designated as an "Officer Participant" for purposes of this Plan in such Participant Plan Agreement.

1.35 "Participant" shall mean any employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and a Beneficiary, Annuity Benefit and Payment Designation Form, (iv) whose signed Plan Agreement Form and Beneficiary, Annuity Benefit and Payment Designation Form are accepted by the Committee, (v) who

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     commences participation in the Plan, and (vi) whose Plan Agreement has  not terminated. Despite the foregoing, a spouse or former spouse of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant's benefits under this Plan as a result of state property or family law, or property settlements resulting from a legal separation or divorce.

1.36 "Plan" shall mean the Company's Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.37 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.38 "Plan Year" shall begin on January 1 of each year and continue through December 31.

1.39 "Post-Participation Change in Control" with respect to an affected Participant shall mean a Change in Control that occurs after such person has become a Participant. If a Change in Control occurs before an employee becomes a Participant, such Change in Control shall not be considered a Post-Participation Change in Control with respect to that Participant.

1.40 "Pre-retirement Survivor Annuity Payment Method" shall mean a benefit that is the Actuarial Equivalent of the Participant's Vested SERP Benefit, payable on a calendar quarter basis on the first day of the calendar quarter, to such Participant's Beneficiary the form of an annuity for the life of such Beneficiary. Payments shall commence on the first day of the calendar quarter immediately following the dated death.

1.41 "Retirement," "Retires" or "Retired" shall mean, in each instance, Early Retirement or Normal Retirement, as the case may be.

1.42 "Retirement Date" shall mean, in each instance, the Early Retirement Date or the Normal Retirement Date, as the case may be.

1.43 "SERP Benefit" shall mean, in all cases other than Disability or Termination of Employment, a Life Annuity Benefit, commencing on the Retirement Date or the date of death, as the case may be, that provides an annual amount equal to:

      (a) the Participant's Final Average Compensation multiplied by the Applicable Compensation Percentage; LESS

      (b) the Social Security Benefit multiplied by the Applicable Social Security Percentage.

      In the case Disability or Termination of Employment, the SERP Benefits shall be calculated in the manner provided above, except that the Life Annuity Benefit shall be calculated commencing on the date that, but for the Disability or Termination of Employment, would have been such Participant's Normal Retirement Date.

      If, at any time prior to Retirement, Disability, Termination of Employment or death, a Participant is or becomes married, he or she may elect to have the SERP Benefit calculated by substituting "Joint and Survivor Annuity Benefit" for "Life Annuity Benefit" throughout this Section 1.43. This election shall be made on the Beneficiary, Annuity Benefit and Payment Designation Form and may be changed at any time prior to Retirement, Disability, Termination of Employment or death. The Committee shall be entitled to rely on the last Beneficiary, Annuity Benefit and Payment Designation Form filed by the Participant and accepted by the Committee prior to the Participant's Retirement, Disability, Termination of Employment or death. If no election is made, or if the Participant is unmarried at the time of the Participant's Retirement, Disability, Termination of Employment or death, the SERP Benefit shall be calculated on the basis of the Life Annuity Benefit.

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      Notwithstanding anything to the contrary contained herein, in the event of a Termination For Cause, a Participant's SERP Benefit shall be zero.

1.44 "Social Security Benefit" shall mean the annual amount resulting from taking the Actuarial Equivalent of the Participant's anticipated benefits under the Social Security Act as of the Retirement Date, Disability Date, Termination Date or date of death, as the case may be, and recalculating them as a Life Annuity Benefit commencing on the Retirement Date or date of death, or, in the case of Disability or Termination of Employment, calculated commencing on the date that, but for the Disability or Termination of Employment, would have been such Participant's Normal Retirement Date. In calculating a Participant's anticipated benefits under the Social Security Act in all cases other than Disability and Termination of Employment, it shall be assumed that (i) the Participant will receive no future wages that would be treated as wages for purposes of the Social Security Act, (ii) the Participant will begin receiving Social Security benefits at age 65, and (iii) the Social Security benefits will be calculated in accordance with the law in effect at the Retirement Date or date of death, as the case may be. In the case of Disability or Termination of Employment, it shall be assumed that (i) the Participant will receive through age 65 future annual wages that would be treated as wages for purposes of the Social Security Act equal to the greater of his or her Compensation received in the year of the Disability or Termination of Employment or the prior calendar year, (ii) the Participant will begin receiving Social Security benefits at age 65, and (iii) the Social Security benefits will be calculated in accordance with the law in effect at the Disability Date or the Termination Date, as the case may be. The Social Security Benefit, once calculated, shall be frozen as of the Retirement Date, Disability Date, Termination Date or date of death, as the case may be. If a Joint and Survivor Annuity Benefit election under Section 1.43 is in effect, the Social Security Benefit shall be calculated by substituting "Joint and Survivor Annuity Benefit" for "Life Annuity Benefit" throughout this Section.

1.45 "Termination Date" shall mean the first day of the month following the date of a Termination of Employment.

1.46 "Termination For Cause" shall mean ceasing to be an employee of all Employers after a determination by an Employer that the Participant had willfully violated a material Company policy that materially adversely affected, or is reasonably believed will materially adversely affect, the operations or financial condition of the Company.

1.47 "Termination of Employment" shall mean a Participant ceasing to be an employee of all Employers, voluntarily or involuntarily, but shall exclude cessation of employment with all Employers as a result of a leave of absence, Retirement, death, Disability or a Termination For Cause.

1.48 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of March 13, 1996 between the Company and the trustee named therein, as amended from time to time.

1.49 "Years of Service" shall mean the total number of full years and partial years (calculated in complete calendar months) in which a Participant has been employed by one or more Employers. For purposes of this definition, a month of employment shall be a calendar month that, for the first month of employment, commences on the first day of the month of an employee's date of hiring (whether or not it is before or after the adoption of this Plan) and that, for any subsequent month, is a complete calendar month. Any partial month of employment shall not be counted.

1.50 "Vested SERP Benefit" shall mean: (i) in the case Retirement, death or Disability, the SERP Benefit; and (ii) in the case of a Termination of Employment, the benefit calculated in Section 3.1.

                                   ARTICLE 2
                                  ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers. From that group, the Committee shall select, in its sole discretion, employees to participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected employee shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary, Annuity Benefit and Payment Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 COMMENCEMENT OF PARTICIPATION. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee, that employee shall commence participation in the Plan on the date specified by the Committee. If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Plan until the completion of those requirements.

                                   ARTICLE 3
                           VESTING; EMPLOYMENT TAXES

3.1 VESTING OF SERP BENEFIT IN CONNECTION WITH TERMINATION. Upon Termination of Employment, the Participant shall be entitled to a Vested SERP Benefit calculated as follows:

      (a) With respect to Officer Participants, the SERP Benefit multiplied by the Vesting Percentage. For purposes of this Section 3.1(a), the "Vesting Percentage" shall be 6.67% times such Participant's Complete Years of Service; provided, however, that the Vesting Percentage shall in no event exceed 100%.

      (b) With respect to Nonofficer Participants, the Vested SERP Benefit shall be calculated as follows: (i) less than five Complete Years of Service: zero; and (ii) five or more Complete Years of Service: 6.67% of the SERP Benefit multiplied by the number of Complete Years of Service; provided, however, that the Vested SERP Benefit shall in no event exceed 100% of the SERP Benefit.

      (c) Notwithstanding Subsections 3.1(a) and (b) above, on or after a Post-Participation Change in Control, the Vested SERP Benefit of an affected Participant shall be 100% of the SERP Benefit, calculated as if the applicable annuity benefit will commence on the later of: (i) age fifty-five (55), in the case of Officer Participants, or age sixty (60), in the case of Nonofficer Participants, or (ii) the Termination Date.

3.2 FICA AND OTHER TAXES. A Participant's Employer shall withhold, from a Participant's compensation otherwise payable during a Plan Year, the Participant's share of FICA and other employment taxes, if any, that are attributable to his or her benefits under this Plan. Such amounts shall be withheld in a manner determined by the Employer.

                                   ARTICLE 4
                                    BENEFITS

4.1 ELIGIBILITY FOR BENEFITS. If a Participant dies, Retires or suffers a Disability or a Termination of Employment, he, she and/or his or her Beneficiary shall be entitled to his or her Vested SERP Benefit payable in the manner provided in this Article.

4.2 COMMENCEMENT OF BENEFIT PAYMENTS. The payment of benefits shall commence as follows:

      (a) RETIREMENT OR TERMINATION OF EMPLOYMENT. If a Participant's benefits become payable because of his or her Retirement or Termination of Employment, such Participant's benefit payments shall commence as soon as administratively practicable after the date on which such Participant Retired, consistent with the payment method selected, or suffers a Termination of Employment.

      (b) DISABILITY OR DEATH. If benefits become payable because of a Participant's death or Disability, such benefit payments shall commence as soon as administratively practicable following the Committee's receipt of written proof or determination of such Participant's death or Disability, consistent with the payment method selected.

      (c) REASONABLE TIME; ADJUSTMENT IN PAYMENTS. For purposes of this Section 4.2, "as soon as administratively practicable" shall not exceed 120 days from the date of the specified event, except in extraordinary circumstances, as determined in the sole discretion of the Committee. Payments under the method of payment elected by the Participant shall be adjusted on an Actuarial Equivalent basis should the payments commence on a date that is different than the date anticipated under the payment method.

4.3   FORMS OF PAYMENT; ELECTIONS.

      (a) RETIREMENT OR DISABILITY. A Participant who is entitled to receive a benefit under Section 4.1 because of Retirement or Disability may elect to receive the Vested SERP Benefit under the Joint and 50% Survivor Annual Payment Method, the Joint and 100% Survivor Annuity Payment Method, the Life Annuity Payment Method, the Lump Sum Payment Method or the Installment Payment Method. A Participant may elect at any time prior to one year before his or her Retirement or, in the case of a Disability, at any time prior to suffering the Disability, to receive his or her Vested SERP Benefit under any of these payment methods. The election must be consented to in writing by the electing Participant's spouse before the election is valid. Such an election shall be made in accordance with the Committee's rules and procedures as may be in effect from time to time. If no valid election is made within the time limits set forth above, the Vested SERP Benefit will be paid under the Joint and 50% Survivor Annuity Payment Method.

      (b) DEATH. A Participant may elect to have his or her Beneficiary receive the Vested SERP Benefit under the Pre-retirement Survivor Annuity Payment Method, the Lump Sum Payment Method or the Installment Payment Method. A Participant may elect at any time prior to death to have his or her Beneficiary receive his or her Vested SERP Benefit under any of these payment methods. The election must be consented to in writing by the electing Participant's spouse before the election is valid. Such an election shall be made in accordance with the Committee's rules and procedures as may be in effect from time to time. If no valid election is made prior to the Participant's death, the Vested SERP Benefit will be paid under the Pre-retirement Survivor Annuity Payment Method.

      (c) DEATH AFTER RETIREMENT OR DISABILITY. If a Participant dies after he or she Retires or suffers a Disability, his or her payment of the Vested SERP Benefit shall be governed by Section 4.3(a) and not Section 4.3(b).

      (d) TERMINATION OF EMPLOYMENT. A Participant who is entitled to receive a benefit under Section 4.1 because of a Termination of Employment shall receive his or her Vested SERP Benefit under the Lump Sum Payment Method.

      (e) WITHDRAWAL ELECTION.

          (i) BEFORE BENEFIT ELIGIBILITY. A Participant may elect, at any time before he or she becomes eligible to receive benefit payments under this Plan, to receive an amount equal to his or her Vested SERP Benefit calculated as if the Participant's Termination of Employment occurred as of the date of the election less a 10% penalty (the net amount shall be referred to as the "Pre-Termination Benefit Amount"). No election to partially accelerate benefits shall be allowed. The Participant shall make this election by giving the

             Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant shall be paid the Pre-Termination Benefit Amount within 60 days of his or her election. Once the Pre-Termination Benefit Amount is paid, participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.

          (ii) AFTER BENEFIT ELIGIBILITY. A Participant may elect, at any time after he or she becomes eligible to receive benefit payments under this Plan, to receive those payments in a lump sum, calculated as follows: First, the amount he or she would have received at the applicable commencement date set forth in Section 4.2 had the Lump Sum Payment Method been elected (based on the Participant's life expectancy as of the applicable commencement date) shall be calculated. Next, the present value of all payments received through the date of the election, calculated as of the applicable commencement date and using the interest rate under the Actuarial Equivalent definition in effect as of the election date as the discount rate, shall be subtracted from the amount calculated in the preceding sentence. The remainder described in the preceding sentence shall next be increased for interest from the date of the applicable commencement date to the date of the election, using an interest rate equal to the interest rate under the Actuarial Equivalent definition in effect as of the election date, compounded annually. Finally, the figure arrived at in the preceding sentence shall be reduced by a 10% penalty (this net amount shall be referred to as the "Participant Benefit Amount").

              A Beneficiary  may elect,  at any  time after  he or  she  becomes eligible to receive benefit payments under this Plan, to receive those payments in a lump sum, calculated as follows: First, the present value of all payments he or she would be expected to receive, calculated as of the date of the death of the Participant (based on the Beneficiary's life expectancy as of the date of death of the Participant, if life expectancy is involved in the calculation) shall be calculated, using the interest rate under the Actuarial Equivalent definition in effect as of the election date as the discount rate. Next, the present value of all payments received through the date of the election, calculated as of the date of death of the Participant and using the interest rate under the Actuarial Equivalent definition in effect as of the election date as the discount rate, shall be subtracted from the amount calculated in the preceding sentence. The remainder described in the preceding sentence shall next be increased for interest from the date of death of the Participant to the date of the election, using an interest rate equal to the interest rate under the Actuarial Equivalent definition in effect as of the election date, compounded annually. Finally, the figure arrived at in the preceding sentence shall be reduced by a 10% penalty (this net amount shall be referred to as the "Beneficiary Benefit Amount").

              No election to partially accelerate benefits shall be allowed. The
             Participant or Beneficiary, as the case may be, shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant or Beneficiary, as the case may be, shall be paid the Participant Benefit Amount or Beneficiary Benefit Amount within 60 days of his or her election. Once the applicable Benefit Amount is paid, participation in the Plan shall terminate and the Participant, if still alive, shall not be eligible to participate in the Plan in the future.

      (f) COMMITTEE DISCRETION. Upon the request of a Participant, the Committee, in its sole discretion and consistent with its established procedures and rules, may consider other forms of benefit payments, or the timing of benefit payments, as it deems necessary or prudent under the circumstances.

4.4 LIMITATION ON BENEFITS. Notwithstanding anything that could be construed to the contrary in this Article 4, in no event shall a Participant or his or her Beneficiary receive more than one form of benefit under this Article 4.

4.5 WITHHOLDING AND PAYROLL TAXES. Subject to the previous payment of taxes in accordance with Section 3.2 above, the Employers shall withhold from any and all benefits paid under this Article 4, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits hereunder, in amounts and in a manner to be determined in the sole discretion of the Employers.

                                   ARTICLE 5
               TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

5.1 TERMINATION OR AMENDMENT OF PLAN. Each Employer reserves the right to terminate the Plan or amend or modify the Plan in whole or in part with respect to its participating employees at any time, by the actions of its board of directors. A Participant or Beneficiary shall in all events retain all benefits that have become payable under Section 4.1 and, in the case of a Participant who is not yet entitled to receive payments under this Plan, because Disability, Termination of Employment, death or Retirement has not occurred, the termination or amendment of the Plan shall not decrease or restrict a Participant's benefits below the benefit he or she would have if he or she ceased to be an employee of all Employers, other than a Termination For Cause, as of the date of the termination or amendment. The Employer shall have the right to accelerate any benefits by paying the Actuarial Equivalent value of such benefits in any manner it desires, and upon the completion of those payments, the Participant's Plan Agreement shall terminate. In addition to the requirements otherwise set forth in this Section 5.1, after a Change in Control, this Plan may not be terminated or amended in a manner that affects less than all of the Participants and all Participants may only be affected in a uniform manner.

5.2       TERMINATION  OF  PLAN   AGREEMENT.  Absent  the  earlier  termination,
     modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under Article 4.

                                   ARTICLE 6
                         OTHER BENEFITS AND AGREEMENTS

6.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 7
                           ADMINISTRATION OF THE PLAN

7.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

7.2 AGENTS. In the administration of this Plan, the Committee may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to any Employer.

7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

7.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability or death of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 8
                               CLAIMS PROCEDURES

8.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

8.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

          (i) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

          (ii) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
             Claimant:

              (1) the specific  reason(s) for the  denial of the  claim, or  any part of it;

              (2) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

              (3)  a  description  of  any  additional  material  or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

              (4) an  explanation of  the claim  review procedure  set forth  in
                 Section 8.3 below.

8.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

          (i) may review pertinent documents;

          (ii) may submit written comments or other documents; and/or

          (iii) may request a hearing, which the Committee, in its sole discretion, may grant.

8.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

          (i) specific reason(s) for the decision;

          (ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

          (iii) such other matters as the Committee deems relevant.

8.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 9
                            BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary, Annuity Benefit and Payment Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary, Annuity Benefit and Payment Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary, Annuity Benefit and Payment Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary, Annuity Benefit and Payment Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to his or her estate (and if a life expectancy is needed in order to calculate the benefits remaining, the estate will be deemed to have a life expectancy equal to the Participant's life expectancy at the date of death).

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

 9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                     TRUST

10.1 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust, and the Employers shall at least annually transfer over to the Trust such amounts as the Enrolled Actuary shall certify as necessary to fund all anticipated Vested SERP Benefits, and for utilizing the aggregate cost method with the following assumptions:

Annual earnings rate:          9.0%
Mortality:
    Pre-retirement             None
    Post-retirement            Death at age 80
Compensation Increases:        5.0% annually
Retirement age:                55
Social Security Increases:     3% annually

10.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

11.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

11.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

11.5 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

11.6 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, the case may be, in all cases where they would so apply.

11.7 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.8 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

11.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and handelivered, or sent by registered or certified mail, to the address below:

                  SERP Committee
                  PARACELSUS HEALTHCARE CORPORATION
                  155 North Lake Avenue, 11th Floor
                  Pasadena, California 91101

      or to such other address as may be furnished to the Participant in writing in accordance with this notice provision. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's Beneficiary.

11.11 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

11.12 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.13 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the

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     guardian, legal representative  or person  having the care  and custody  of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.14 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

11.15 DISTRIBUTION IN THE EVENT OF TAXATION.

      (a) GENERAL. If, prior to a Post-Participation Change in Control, all or any portion of an affected Participant's benefit under this Plan becomes taxable to the Participant for any reason prior to receipt, a
        Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount that is sufficient to pay all federal, state and local taxes that have resulted from any benefit that has become taxable, plus interest and penalties thereon. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

      If, after a Post-Participation Change in Control, all or any portion of an affected Participant's benefit under this Plan becomes taxable to the Participant for any reason prior to receipt, a Participant may petition the Trustee for a distribution of an amount up to that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Trustee shall distribute to the Participant immediately available funds in an amount that is sufficient to pay all federal, state and local taxes that have resulted from any benefit that has become taxable, plus interest and penalties thereon. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

      (b) TRUST. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

11.16 LEGAL FEES TO ENFORCE RIGHTS AFTER A POST-PARTICIPATION CHANGE IN CONTROL. The Company is aware that upon the occurrence of a Post-Participation Change in Control, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with it obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny affected Participant the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Post-Participation Change in Control, it should appear to any affected Participant that the Company or an Employer has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, an Employer, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocable authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, an Employer or any director, officer, shareholder or other person affiliated with the Company or an Employer or any successor thereto in any jurisdiction.

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